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                           [MK&M LETTERHEAD]


                                                                    EXHIBIT 24.4


                       INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1993, which is included as item 7(a)(iii) in United Asset Management Corporation's Current Report on Form 8-K dated as of December 1, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Maginnis, Knechtel & McIntyre


Pasadena, California
March 22, 1996